Exhibit 3.5                                            STATE OF NEW YORK
                                                       DEPARTMENT OF STATE
                                                       Filed January 27, 1984

                           Certificate of Amendment

                                      Of

                         Certificate of Incorporation

                                      Of

                           New York Film Works, Inc.

                                   ----------

              (Under Section 805 of the Business Corporation Law)

      The undersigned, Peter J. Miller and Gerald Cohen, being respectively the President and Secretary of New York Film Works, Inc., do hereby certify that:

      1. The name of the Corporation is

                  New York Film Works, Inc.

      2. The name under which the Corporation was formed was NEW YORK COLOR WORKS, INC.

      3. The Certificate of Incorporation of said Corporation was filed by the Department of State on November 5, 1980, and amendments to said Certificate were filed on December 14, 1981, June 14, 1983 and January 13, 1984.

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      4. (a) The Certificate of Incorporation is hereby amended to change the par value of the presently authorized 100,000,000 shares, par value $.01 per share, to 100,000,000 shares, par value $.001 per share.

         (b) To effectuate the foregoing Article FOURTH of the Certificate of Incorporation providing that the aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of common stock, par value $.01 per share, is hereby stricken in its entirety, and there is substituted therefor a new Article FOURTH as follows:

                  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, all of which shall be common stock, having a par value of $.001 per share.

      5. The foregoing amendment to the Certificate of Incorporation was authorized by at least a majority of the holders of all of the shares of the Corporation entitled to vote thereon.

            IN WITNESS WHEREOF, we have signed this Certificate on the 25th day of January, 1984 and we affirm the statements contained therein are true under penalty of perjury.


                                        /s/ Peter J. Miller
                                        -------------------------------
                                        Peter J. Miller
                                        President


                                        /s/ Gerald Cohen
                                        -------------------------------
                                        Gerald Cohen
                                        Secretary